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                                                             Exhibit 10.6(c)(ii)

                      AMENDMENT #1 TO EMPLOYMENT AGREEMENT

      This Amendment #1 to the Employment Agreement between Applied Graphics Technologies, Inc. (AGT) and Martin Krall, effective as of January 31, 2003 ("Employment Agreement") is effective as of May 8, 2003.

      Whereas, the parties have determined that the amount of time that Employee has been required to devote to his duties at AGT has materially increased since January 31, 2003. Therefore, it is hereby agreed that:

      1. Paragraph 2 a of the Employment Agreement shall be deleted and the following paragraph substituted therefor

      AGT will pay Employee a salary at the rate of Four Hundred and Fifty Thousand Dollars ($450,000) per annum ("Base Salary"). The Base Salary will be reviewed annually and may, in the sole discretion of the Board of Directors, be increased but may not be reduced.

      2. All other provisions of the Employment Agreement shall remain in full full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date shown below.


MARTIN KRALL                        APPLIED GRAPHICS TECHNOLOGIES, INC.

By: _____________________________   By: ________________________________
Dated: __________________________   Title: _____________________________
                                    Dated: _____________________________